Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


American Physicians Service Group, Inc.
Austin, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 21, 2004, relating to the consolidated financial statements of American Physicians Service Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

We also consent to the reference to us in the caption "Experts" in the Prospectus.


                                                        /s/ BDO Seidman, LLP
                                                        ---------------------
                                                        BDO Seidman, LLP

Houston, Texas
June 22, 2004